Exhibit 99.1

Eos Energy Enterprises Reports Fourth Quarter and Full Year 2021 Financial Results and Announces 2022 Outlook

February 25, 2022 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter Highlights

†Fourth quarter revenue of $3.1 million from 8 customer projects; 332% sequential growth from $0.7 million in the third quarter as Eos continues to increase operational scale.
†Delivered operating leverage; sequential Cost of Goods Sold 5x lower than revenue growth as compared to the third quarter.
†Accelerating commercial pipeline growth; $51.3 million orders received, with a pipeline increase to $4.1 billion. Fourth quarter booked orders with customers including Ameresco, Inc., Duke Energy Corporation, Blue Ridge Power and Pine Gate Renewables, as disclosed during Eos’ third quarter earnings release and presentation on November 10, 2021.
†Invested $5.4 million in Research and Development to improve current technology and develop future generation technology.
†Cash balance of $105 million as of December 31, 2021.

Full Year 2021 Highlights

†Revenue of $4.6 million, as compared to $0.2 million in the prior year period, representing 23x revenue growth year-over-year.
†Booked orders of $137.4 million resulting in backlog of $148.7 million as of December 31, 2021, an 8x increase from $18.2 million as of December 31, 2020. Current backlog includes $34 million of future recurring services revenue.
†Substantial operational improvement, with manufacturing first time yield approaching 90%.

Recent Business Highlights

†On February 23, 2022, Eos announced plans to expand its manufacturing facility to more than triple output to 800 MWh and meet production demand for its Znyth™ aqueous zinc batteries. Located in Turtle Creek, PA outside of Pittsburgh, the state-of-the-art facility will provide Eos with more than 46,000 square feet of additional space and the ability to create more than 125 jobs.
†On February 24, 2022, Eos announced it has advanced through Part I of the U.S. Department of Energy’s (“DOE”) Renewable Energy and Efficient Energy Loan Program. The milestone fast tracks Eos for Part II of the loan approval process, in which it will pursue funding in support of the Turtle Creek manufacturing facility expansion.

†Received $176 million in signed letters of intent from notable customers, including Bridgelink Investments, LLC, expanding its opportunity pipeline to $4.1 billion representing 25 GWh. In addition, Eos received a booked order from Center Line Electric, Inc.
†Received ISO 9001 certification, meeting a defined standard on quality management and quality assurance.

Eos Chief Executive Officer Joe Mastrangelo said, “I am extremely proud of our team’s execution of the company’s strategic initiatives in our first full year as a public company. In the fourth quarter, Eos made the successful transition to an industrial manufacturer and clearly showed the operating leverage potential when at full scale. Our technology continues to fulfill a core need in today’s and tomorrow’s energy landscape. This is seen not only in our backlog, but also our strong opportunity pipeline growth.”

Mr. Mastrangelo concluded, “As we look to 2022, we continue to see a significant secular growth opportunity where the industry needs longer duration storage, and our technology was designed and built to fulfill that need. We will continue to invest in increasing our manufacturing capacity and improving the technology we deliver to customers. From the strategic supplier and customer agreements we have signed, to achieving ISO quality certification, to advancing through Part I of the Department of Energy’s Renewable Energy loan process, we are positioning the company to deliver in 2022 and beyond.”

2022 Outlook

Eos provides the following financial outlook for full year 2022:

†Deliver $50 million in revenue from current orders backlog.
†Secure $400 million in incremental customer orders from $4+ billion pipeline.
†Invest $25 million to $35 million capex to achieve 800 MWh capacity for future growth.

Earnings Conference Call and Audio Webcast

Eos will host a conference call to discuss its fourth quarter and full year 2021 financial results on February 25, 2022, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-705-6003, or for international callers 1-201-493-6725. The call will also be webcast live from Eos's investor relations website at https://investors.eose.com.

The conference call replay will be available via webcast through Eos’s investor relations website. A telephone replay will be available from 11:30 a.m. ET on February 25, 2022, through March 4, 2022, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13726852.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

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Contacts
Investors/Media
Laura Ellis
ir@eose.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery systems and performance of services. The backlog is calculated by adding the new orders of the current fiscal year to the backlog as of the end of the prior fiscal year and then subtracting the shipments in the current fiscal year. If the amount of an order is modified or if an order from the current fiscal year is cancelled, we adjust orders for the current quarter

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and our backlog accordingly, but do not retroactively adjust previously published backlogs. However, if an order from a previous fiscal year is cancelled, orders of the current quarter and, accordingly, the current fiscal year are generally not adjusted; instead, the existing backlog is revised directly. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects that we have submitted technical proposals or non-binding quotes plus customers with letter of intents or firm commitments. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreement with a PO/MSA signed and executed by both parties.

4	February 25, 2022

EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019
Revenue
Total revenue	$4,598	$219	$496

Costs and expenses
Cost of goods sold	46,494	5,509	8,332
Research and development expenses	19,193	13,593	11,755
Selling, general and administrative expenses	42,998	17,621	6,590
Loss on pre-existing agreement	30,368	1,262	1,120
Grant expense (income), net	269	913	(469)
Total costs and expenses	139,322	38,898	27,328

Operating loss	(134,724)	(38,679)	(26,832)

Interest expense (income), net	604	115	(2)
Interest expense, related party	4,597	23,706	49,708
Remeasurement of equity method investment	7,480	—	—
Other expense (income)	(23,189)	8,143	2,945
Net Loss	$(124,216)	$(70,643)	$(79,483)

Basic and diluted loss per share attributable to common shareholders
Basic	$(2.36)	$(7.51)	$(20.22)
Diluted	$(2.36)	$(7.51)	$(20.22)

Weighted average shares of common stock
Basic	52,664,349	9,408,841	3,930,336
Diluted	52,664,349	9,408,841	3,930,336

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Q4 2021	Q4 2020
Revenue
Total revenue	$3,104	$184

Costs and expenses
Cost of goods sold	21,126	(652)
Research and development expenses	5,375	5,233
Selling, general and administrative expenses	14,046	10,065
Loss on pre-existing agreement	—	577
Grant expense (income), net	156	185
Total costs and expenses	40,703	15,408

Operating loss	(37,599)	(15,224)

Interest expense (income), net	297	—
Interest expense, related party	986	340
Other expense (income)	(8,289)	9,731
Net Loss	$(30,593)	$(25,295)

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	December 31, 2021	December 31, 2020

Balance sheet data
Cash and cash equivalents	$104,831	$121,853
Other current assets	37,741	5,514
Property and equipment, net	12,890	5,653
Investment in joint venture	—	3,736
Other assets	13,713	1,508
Total assets	169,175	138,264
Total liabilities	136,728	17,479
Total equity	32,447	120,785

SUMMARIZED STATEMENT OF CASH FLOW DATA
(In thousands)

	2021	2020	2019

Cash used in operating activities	(116,147)	(26,559)	(23,834)
Cash used in investing activities	(23,336)	(6,625)	(2,900)
Cash provided by financing activities	123,322	154,175	22,098
Net increase (decrease) in cash, cash equivalents and restricted cash	(16,161)	120,991	(4,636)
Cash, cash equivalents and restricted cash, beginning of year	121,853	862	5,498
Cash, cash equivalents and restricted cash, end of year	$105,692	$121,853	$862

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